   As filed with the Securities and Exchange Commission on December 5, 1996

                                            Registration Statement No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      -----------------------------------

                                  DEPUY, INC.
             (Exact name of registrant as specified in its Charter)

                DELAWARE                               35-1989795
     (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)              Identification Number)

         700 Orthopaedic Drive                            46581
            Warsaw, Indiana                            (Zip Code)
     (Address of Principal Executive Offices)

                DEPUY, INC. EMPLOYEE STOCK OPTION/PURCHASE PLAN
                            (Full Title of the Plan)

                      -----------------------------------

                                  DePuy, Inc.
                             700 Orthopaedic Drive
                                Warsaw, Indiana
                       Attention: Steven L. Artusi, Esq.
                    (Name and Address of Agent for Service)

                                 (219) 267-8143
         (Telephone Number, Including Area Code, of Agent for Service)

                      ----------------------------------

                                    Copy to:
                             Jeffrey E. Cohen, Esq.
                                Coudert Brothers
                          1114 Avenue of the Americas
                            New York, New York 10036
                                 (212) 626-4400

                      -----------------------------------

                             CALCULATION OF REGISTRATION FEE
=========================================================================================
                                       Proposed           Proposed
                         Amount         Maximum            Maximum
Title of Securities      to be      Offering Price        Aggregate         Amount of
to be Registered       Registered     Per Unit(1)     Offering Price(1)  Registration Fee
-----------------------------------------------------------------------------------------
Common Stock.........     600,000        $17.6875        $10,612,500          $3,215.91
=========================================================================================

(1) For purposes of computing the filing fee, the proposed maximum offering price has been estimated in accordance with Rule 457(c) based on the average of the high and low prices for Common Stock reported on the New York Stock Exchange on November 29, 1996.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     DePuy, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission"), except as superseded or modified as described herein:

     (a) The Company's Prospectus included in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-09345), filed with the Commission pursuant to the Securities Act.

     (b) The Company's quarterly report on Form 10-Q (File No. 001-12229) for the period ended September 30, 1996, filed with the Commission pursuant to the Exchange Act.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-09345), filed with the Commission pursuant to the Securities Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct.
Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation provides that the Company will indemnify, to the full extent authorized or permitted by law, any person made, or threatened to be made, a party or witness to any action, suit or proceeding, whether civil or criminal or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     The Certificate of Incorporation also provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director other than for: (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of illegal dividends, or (iv) any transaction from which such director derived an improper personal benefit.

     The Company also has directors' and officers' insurance which covers its directors and executive officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable

ITEM 8.   EXHIBITS

          Exhibits

          5.1  Opinion of Coudert Brothers
          23.1 Consent of Price Waterhouse LLP

ITEM 9.   UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(c) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of clause (1) of Item 512(h) of Regulation S-K, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on this 4th day of December, 1996.

                                    DEPUY, INC.


                                    By:             /s/ James A. Lent
                                       ---------------------------------------
                                          James A. Lent
                                      Chairman and Chief Executive Officer


                         SIGNATURE                                     TITLE                  DATE
-----------------------------------------------------------  -------------------------  ----------------

                     /s/ James A.  Lent                      Chairman and Chief         December 4, 1996
---------------------------------------------------------    Executive Officer
                      James A. Lent


            /s/ Thomas J. Oberhausen                         Senior Vice President and  December 4, 1996
-----------------------------------------------------------  Chief Financial and
              Thomas J. Oberhausen                           Accounting Officer


               /s/ Richard C. Bolesky                        Director                   December 4, 1996
-----------------------------------------------------------
               Richard C. Bolesky


              /s/ Richard A. Gilleland                       Director                   December 4, 1996
-----------------------------------------------------------
               Richard A. Gilleland


                 /s/ Gerald C. Hanes                         Director                   December 4, 1996
-----------------------------------------------------------
                   Gerald C. Hanes


               /s/ M.L. Lowenkron                            Director                   December 4, 1996
-----------------------------------------------------------
                M.L. Lowenkron


              /s/ Robert Volz, M.D.                          Director                   December 4, 1996
-----------------------------------------------------------
                Robert Volz, M.D.


                 /s/ Anthony Williams                        Director                   December 4, 1996
-----------------------------------------------------------
                   Anthony Williams

                                 EXHIBIT INDEX

  EXHIBIT                                                       PAGE
    NO.                 DESCRIPTION                              NO.
 ---------              -----------                             -----

5.1           Opinion of Coudert Brothers
23.1          Consent of Price Waterhouse LLP